Exhibit 99.3

VASCO Data Security International, Inc.

Cronto Acquisition Conference Call

Prepared Remarks

May 21, 2013

Comments by Ken Hunt:

Good morning everyone. For those listening in from Europe, good afternoon, and from Asia, good evening.

My name is Ken Hunt, and I am the Chairman, Founder & CEO of VASCO Data Security International, Inc. On the call with me today are Jan Valcke, our President & Chief Operating Officer, and Cliff Bown our EVP and Chief Financial Officer.

Before we begin the conference call, I need to brief all of you on “Forward Looking Statements.”

Forward Looking Statements

STATEMENTS MADE IN THIS CONFERENCE CALL THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCES ARE FORWARD-LOOKING STATEMENTS. ANY STATEMENT CONTAINING WORDS SUCH AS “BELIEVES,” “ANTICIPATES,” “PLANS,” “EXPECTS,” AND SIMILAR WORDS, IS FORWARD-LOOKING, AND THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON CURRENT EXPECTATIONS. CONSEQUENTLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. I DIRECT YOUR ATTENTION TO THE COMPANY’S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES IN THIS REGARD.

General Comments – Ken Hunt

After the conclusion of my prepared remarks, we will host a question and answer session. If possible, I would like to budget 30 minutes in total for this conference call. If you can limit your questions to one or two, it would be appreciated.

Yesterday VASCO announced its acquisition of Cronto, of Cambridge (UK), a provider of secure visual transaction authentication solutions for online banking (www.cronto.com ). VASCO acquired all of the stock of Cronto in exchange for an initial cash consideration of Euro 15 million and contingent cash consideration in the form of an earn-out of up to a maximum of Euro 2 million (combined, approximately $21.9 million using the exchange rate of 1.29).

The acquisition was financed from VASCO’s existing cash balances. The acquisition is expected to be dilutive in 2013, due in large part to the amortization of purchased intangible assets. The acquisition is expected to be accretive in 2014.

Cronto was founded in 2005 as a University of Cambridge spin-out and is the market leader in the field of secure visual transaction authentication and signature solutions for online banking applications. The CrontoSign solution (also known as photoTAN) has been chosen to secure transactions of customers of leading German and Swiss banks such as Commerzbank AG and Raiffeisen Switzerland.

Cronto’s patented CrontoSign technology is a simple, user friendly and effective way to withstand even very sophisticated attacks by Trojan malware, targeting online banking services. CrontoSign protects against such attacks as it allows the bank to establish a secure optical communication channel with the client. Account holders can simply “scan” a CrontoSign image displayed on their bank’s website and verify the details of the payment on a trusted display. They can choose between the CrontoSign mobile application or a dedicated CrontoSign hardware device.

VASCO will add the patented CrontoSign products to its offerings for the global banking market.

In a later phase, VASCO anticipates that Cronto’s products will be integrated into MYDIGIPASS.COM, VASCO’s strong authentication platform to secure the consumers’ online applications/accounts.

VASCO expects that Cronto will contribute greatly to VASCO’s future innovation efforts, due to its knowledge and expertise in advanced statistical data analysis and machine learning algorithms that underpins high speed and reliability of image based transactions and due to its close ties with the University of Cambridge.

The acquisition of Cronto is a strong example of VASCO investing in its future growth. Through our make-or-buy strategy for new technologies, we will keep scanning the market for suitable companies to join VASCO. Today, we would like to welcome Cronto’s management and staff into the VASCO family.

This concludes our presentations today and we will now open the call for questions. As I mentioned earlier, as a courtesy to others on the call, I would appreciate it if you would limit your questions to an initial question plus a follow-up. If you have additional questions, please get back into the queue.

Q&A Session: